Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-121955, No. 333-114315, No. 333-111595, No. 333-105127, No. 333-102829, No. 333-64176, No. 333-67213, and No. 333-25987) and Form S-8 (No. 333-97719, No. 333-86817, No. 333-67223, No. 333-28403, No. 333-26557, No. 333-20939, and No. 333-17209) of Viewpoint Corporation of our report dated March 16, 2005 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

New York, New York
March 16, 2005